--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ----------------

                                    Form 8-K

                               ----------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               ----------------

       Date of Report (Date of earliest event reported): January 7, 2000

Commission        Registrant; State of Incorporation;               IRS Employer
File Number          Address; and Telephone Number               Identification No.
-----------       -----------------------------------            ------------------
  1-11375                  UNICOM CORPORATION                        36-3961038
                       (an Illinois corporation)
                  37th Floor, 10 South Dearborn Street
                         Post Office Box A-3005
                      Chicago, Illinois 60690-3005
                              312/394-7399
  1-1839              COMMONWEALTH EDISON COMPANY                    36-0938600
                       (an Illinois corporation)
                  37th Floor, 10 South Dearborn Street
                          Post Office Box 767
                      Chicago, Illinois 60690-0767
                              312/394-4321

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 5. Other Events

   Amended Merger Agreement. On September 23, 1999, Unicom Corporation ("Unicom") and PECO Energy Company ("PECO"), issued a joint press release announcing that they, along with a wholly owned subsidiary of PECO ("Exelon"), had entered into an Agreement and Plan of Exchange and Merger, dated as of September 22, 1999 (the "Merger Agreement"). On January 7, 2000, the Agreement and Plan of Exchange and Merger was amended and restated (the "Amended Merger Agreement") to: (a) accelerate approximately $1.5 billion of common stock repurchases of which Unicom intends to repurchase approximately $1.0 billion (in addition to the 26.3 million shares of Unicom common stock that Unicom expects to repurchase no later than February 2000 under certain forward purchase contracts), and PECO intends to repurchase approximately $500 million (in addition to the 44.0 million shares of PECO common stock that was purchased in 1999 with proceeds from its 1999 securitization of stranded costs) and (b) amend the consideration Unicom common shareholders will receive in the merger to consist of 0.875 shares of Exelon common stock plus $3.00 in cash per share of Unicom common stock. The dual cash election available to PECO and Unicom shareholders has been eliminated. The above description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended Merger Agreement which is being filed with the Securities and Exchange Commission as an exhibit to this Current Report on Form 8-K.

   Unicom is filing this Form 8-K to provide additional information about the transactions contemplated by the Amended Merger Agreement before Unicom commences repurchases of shares of its common stock. Nothing contained herein shall be considered a solicitation of any proxy to approve such transactions.

   Unicom expects that it will commence share repurchases following the filing hereof and will continue purchasing shares from time to time on the open market or through negotiated purchases.

Item 7. Financial Statements and Exhibits

 (b) Pro Forma Financial Information

   Unaudited Pro Forma Combined Condensed Financial Statements. The following unaudited pro forma combined condensed financial statements have been prepared to reflect the acquisition of Unicom by PECO under the purchase method of accounting. The historical consolidated financial statements of Unicom have been adjusted to give effect to the sale of ComEd's fossil generating plants and the annualized effects of Unicom's issuance of securitization notes and related use of proceeds ("Unicom Pro Forma Adjustments"). ComEd completed the sale of its fossil generating plants during the fourth quarter of 1999. The historical consolidated financial statements of PECO have been adjusted to give effect to its use of the remaining proceeds from its securitization of stranded costs ("PECO Pro Forma Adjustments"). The unaudited pro forma financial statements do not give effect to the estimated cost savings and revenue enhancements as a result of the merger or the costs to achieve such savings and revenue enhancements or one-time merger-related costs. The Unicom and PECO Pro Forma Adjustments and the merger are reflected in the unaudited combined condensed pro forma balance sheets as if they occurred on September 30, 1999. The unaudited pro forma combined condensed statements of income for the nine months ended September 30, 1999 and for the year ended December 31, 1998 assume that these transactions were completed on January 1, 1998.

   The unaudited pro forma combined condensed financial statements do not reflect potential adjustments to Unicom's assets and liabilities to reflect fair value, as will be required upon consummation of the merger under purchase accounting. Such adjustments to the book value of assets and liabilities could be significant, particularly with respect to Unicom's nuclear generating stations. The fair value of the nuclear generating stations is expected to be determined considering, among other things, independent appraisals or expected cash flows. To the extent the fair value of Unicom's nuclear generating stations is ultimately determined to be less than the September 30, 1999 book value of $6.9 billion, additional goodwill and/or an identifiable intangible asset will be recorded.

   The following unaudited pro forma financial statements should be read in conjunction with the consolidated historical financial statements and related notes of PECO and Unicom, which are included in their respective Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 1999. PECO has provided all the information included in this Form 8-K regarding PECO and its subsidiaries. Unicom has provided all the information included in this Form 8-K regarding Unicom and its subsidiaries. Neither PECO nor Unicom assumes any responsibility for the accuracy or completeness of the information provided by the other party.

   The following unaudited pro forma financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on January 1, 1998 or September 30, 1999, as assumed above; nor is the information necessarily indicative of future financial position or operating results.

   Results of operations and financial position in the first year after consummation could differ significantly from the unaudited pro forma combined condensed financial statements, which are based on past operations.

   Future operations will be affected by various factors including operating performance, energy market developments, and other matters.

   The historical financial statements of PECO included in the accompanying pro forma combined condensed financial statements for the nine months ended September 30, 1999 are unaudited. The December 31, 1998 historical financial statements of PECO and Unicom and the September 30, 1999 historical financial statements of Unicom were derived from audited financial statements but do not include all disclosures required by GAAP.

   Forward-looking statements. Except for historical data, the information contained in this Form 8-K constitutes forward-looking statements. Forward-looking statements are inherently uncertain and subject to risks and the statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors, including without limitation, those factors discussed below or elsewhere in this Form 8-K.

   The forward-looking statements in this Form 8-K include the statements regarding the estimated number of shares of Unicom common stock to be purchased by Unicom under the terms of the Amended Merger Agreement; the estimated number of shares of PECO common stock expected to be purchased under the terms of the Amended Merger Agreement; the expected source of funds necessary to provide the cash consideration in the merger and to acquire Unicom and PECO common stock prior to the closing of the merger.

   These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those indicated by such forward-looking statements include, among others, the following:

  . The fact that these forward-looking statements are based on information of a preliminary nature which may be subject to further and continuing review and adjustment,

  . The risk of legislative, regulatory or other governmental action seeking to impose additional restrictions on the operations of Unicom or PECO or Exelon or to increase the burden of necessary regulatory approvals for the merger, or the imposition of unfavorable terms as a condition of approval of the merger,

  . The risk of a significant delay in the expected completion of, and unexpected consequences resulting from the merger, including the inability to close the transaction or unexpected difficulties in integrating the operations of the two companies,

  . Changes in the number of shares of outstanding common stock of Unicom and PECO for reasons not foreseen at the date hereof,

  . Changes in the amount of proceeds received by the companies from asset sales, securitization transactions or other factors affecting the amount and timing of receipt of available funds to provide the cash consideration for the merger or share repurchases,

  . Future state and federal regulatory and/or legislative initiatives,

  . The development of competition in the utility industry, including;
    legislative and regulatory restructuring initiatives, industry restructuring initiatives, transmission system operation, recovery of investments made under traditional regulation, nature of competitors entering the industry, retail wheeling, new pricing structures and former customers entering the generation market,

  . Economic conditions, including inflation rates, generally and in the markets served by PECO and Unicom,

  . Trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where PECO or Unicom has a financial interest,

  . Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and similar agencies with regulatory oversight,

  . Factors affecting utility and nonutility operations such as unusual weather conditions, catastrophic weather-related damage, unscheduled generation outages, maintenance or repairs, unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments, nuclear or environmental incidents, or electric transmission or gas pipeline system constraints, all of which may affect revenues and margins,

  . Employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, union organizing activities or work stoppages,

  . Nuclear plant operating risks and nuclear regulatory policies and procedures, including nuclear decommissioning costs and related funding requirements, operating regulations and spent nuclear fuel storage,

  . Cost and other effects of legal and administrative proceedings, settlements, investigations and claims,

  . Technology developments resulting in competitive disadvantages and creating the potential for impairment of existing assets,

  . Factors associated with unregulated investments, including government actions, economic risks, partnership actions, competition, operating risks, dependence on certain suppliers and customers, and environmental and energy regulations, and

  . Changes in the number of shares of common stock of Unicom and PECO that will be repurchased prior to completion of the merger caused by changing market prices for those shares or other factors.

   Unicom and PECO make no commitment to disclose any revisions to the forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon the forward-looking statements.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

                                                             PECO        PECO
                                                 PECO   Securitization Prior to
                                                  As       ProForma     Merger
                                                Filed   Adjustments(1) ProForma
                                                ------  -------------- --------
Operating Revenues
  Electric..................................... $3,826      $ --        $3,826
  Gas..........................................    357        --           357
                                                ------      -----       ------
    Total Operating Revenues................... $4,183      $ --        $4,183
                                                ------      -----       ------
Operating Expenses
  Fuel and Energy Interchange.................. $1,739      $ --        $1,739
  Operation and Maintenance....................    964        --           964
  Depreciation and Amortization................    171        --           171
  Taxes Other Than Income Taxes................    196        --           196
                                                ------      -----       ------
    Total Operating Expenses................... $3,070      $ --        $3,070
                                                ------      -----       ------
Operating Income............................... $1,113      $ --        $1,113
                                                ------      -----       ------
Other Income and Deductions
  Interest Expense............................. $ (296)     $ (17)      $ (313)
  Other, net...................................    (69)        12          (57)
                                                ------      -----       ------
    Total Other Income and Deductions.......... $ (365)     $  (5)      $ (370)
                                                ------      -----       ------
Income Before Income Taxes and Extraordinary
 Item.......................................... $  748      $  (5)      $  743
Income Tax Expense.............................    278         (2)         276
                                                ------      -----       ------
Income Before Extraordinary Item............... $  470      $  (3)      $  467
                                                ======      =====       ======
Preferred Stock Dividends...................... $   10      $  (2)      $    8
                                                ======      =====       ======
Income Before Extraordinary Item per Share..... $ 2.30
                                                ======
Income Before Extraordinary Item per Share-
 Diluted....................................... $ 2.28
                                                ======
Average Basic Shares Outstanding...............  200.5
                                                ======
Average Diluted Shares Outstanding.............  202.0
                                                ======

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

                                              UNICOM         UNICOM      UNICOM
                                  UNICOM   Fossil Sale   Securitization Prior to
                                    As       ProForma       ProForma     Merger
                                  Filed   Adjustments(3) Adjustments(4) ProForma
                                  ------  -------------- -------------- --------
Operating Revenues
  Electric......................  $5,308      $ --            $--        $5,308
                                  ------      -----           ----       ------
    Total Operating Revenues....  $5,308      $ --            $--        $5,308
                                  ------      -----           ----       ------
Operating Expenses
  Fuel and Energy Interchange...  $1,216      $ 258           $--        $1,474
  Operation and Maintenance.....   1,788       (183)           --         1,605
  Depreciation and Amortization.     700        (57)            43          686
  Taxes Other Than Income Taxes.     407        (14)           --           393
                                  ------      -----           ----       ------
    Total Operating Expenses....  $4,111      $   4           $ 43       $4,158
                                  ------      -----           ----       ------
Operating Income................  $1,197      $  (4)          $(43)      $1,150
                                  ------      -----           ----       ------
Other Income and Deductions
  Interest Expense..............  $ (426)     $ --            $ 24       $ (402)
  Preferred and Preference Stock
   Dividends....................     (42)       --              10          (32)
  Other, net....................      52        --               3           55
                                  ------      -----           ----       ------
    Total Other Income and
     Deductions.................  $ (416)     $ --            $ 37       $ (379)
                                  ------      -----           ----       ------
Income Before Income Taxes and
 Extraordinary Item.............  $  781      $  (4)          $ (6)      $  771
Income Tax Expense..............     285        --              (6)         279
                                  ------      -----           ----       ------
Income Before Extraordinary
 Item...........................  $  496      $  (4)          $--        $  492
                                  ======      =====           ====       ======
Income Before Extraordinary Item
 per Share......................  $ 2.29
                                  ======
Income Before Extraordinary Item
 per Share--Diluted.............  $ 2.28
                                  ======
Average Basic Shares
 Outstanding....................   217.2
                                  ======
Average Diluted Shares
 Outstanding....................   218.1
                                  ======

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

                                        PECO    UNICOM
                                      Prior to Prior to   Merger
                                       Merger   Merger   ProForma      Exelon
                                      ProForma ProForma Adjustments   ProForma
                                      -------- -------- -----------   --------
Operating Revenues
  Electric...........................  $3,826   $5,308     $(47)(8)    $9,087
  Gas................................     357      --       --            357
                                       ------   ------     ----        ------
    Total Operating Revenues.........  $4,183   $5,308     $(47)       $9,444
                                       ------   ------     ----        ------
Operating Expenses
  Fuel and Energy Interchange........  $1,739   $1,474     $(47)(8)    $3,166
  Operation and Maintenance..........     964    1,605      --          2,569
  Depreciation and Amortization......     171      686      (43)(7)       814
  Goodwill Amortization..............     --       --        46 (9)        46
  Taxes Other Than Income Taxes......     196      393      --            589
                                       ------   ------     ----        ------
    Total Operating Expenses.........  $3,070   $4,158     $(44)       $7,184
                                       ------   ------     ----        ------
Operating Income.....................  $1,113   $1,150     $ (3)       $2,260
                                       ------   ------     ----        ------
Other Income and Deductions
  Interest Expense...................  $ (313)  $ (402)    $(27)(11)   $ (742)
  Preferred and Preference Stock
   Dividends.........................     --       (32)     (15)(10)      (47)
  Other, net.........................     (57)      55     $  7 (10)        5
                                       ------   ------     ----        ------
    Total Other Income and
     Deductions......................  $ (370)  $ (379)    $(35)       $ (784)
                                       ------   ------     ----        ------
Income Before Income Taxes and
 Extraordinary Item..................  $  743   $  771     $(38)       $1,476
Income Tax Expense...................     276      279        6           561
                                       ------   ------     ----        ------
Income Before Extraordinary Item.....  $  467   $  492     $(44)       $  915
                                       ======   ======     ====        ======
Preferred Stock Dividends............  $    8   $  --      $ (8)(10)   $  --
                                       ======   ======     ====        ======
Income Before Extraordinary Item per
 Share...............................                                  $ 2.92
                                                                       ======
Income Before Extraordinary Item per
 Share--Diluted......................                                  $ 2.90
                                                                       ======
Average Basic Shares Outstanding.....                                   313.5(6)
                                                                       ======
Average Diluted Shares Outstanding...                                   315.9
                                                                       ======

                UNAUDITED PROFORMA CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                             PECO        PECO
                                                 PECO   Securitization Prior to
                                                  As       ProForma     Merger
                                                Filed   Adjustments(1) ProForma
                                                ------  -------------- --------
Operating Revenues
  Electric..................................... $4,811      $ --        $4,811
  Gas..........................................    399        --           399
                                                ------      -----       ------
    Total Operating Revenues................... $5,210      $ --        $5,210
                                                ------      -----       ------
Operating Expenses
  Fuel and Energy Interchange.................. $1,752      $ --        $1,752
  Operation and Maintenance....................  1,253        --         1,253
  Depreciation and Amortization................    643        --           643
  Taxes Other Than Income Taxes................    279        --           279
                                                ------      -----       ------
    Total Operating Expenses................... $3,927      $ --        $3,927
                                                ------      -----       ------
Operating Income............................... $1,283      $ --        $1,283
                                                ------      -----       ------
Other Income and Deductions
  Interest Expense............................. $ (331)     $(108)      $ (439)
  Other, net...................................   (100)        20          (80)
                                                ------      -----       ------
    Total Other Income and Deductions.......... $ (431)     $ (88)      $ (519)
                                                ------      -----       ------
Income Before Income Taxes and Extraordinary
 Item.......................................... $  852      $ (88)      $  764
Income Tax Expense.............................    320        (35)         285
                                                ------      -----       ------
Income Before Extraordinary Item............... $  532      $ (53)      $  479
                                                ======      =====       ======
Preferred Stock Dividends...................... $   13      $  (2)      $   11
                                                ======      =====       ======
Income Before Extraordinary Item per Share..... $ 2.33
                                                ======
Income Before Extraordinary Item per Share--
 Diluted....................................... $ 2.32
                                                ======
Average Basic Shares Outstanding...............  223.2
                                                ======
Average Diluted Shares Outstanding.............  223.9
                                                ======

                UNAUDITED PROFORMA CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                             UNICOM      UNICOM
                                  UNICOM  UNICOM Fossil  Securitization Prior to
                                    As    Sale ProForma     ProForma     Merger
                                  Filed   Adjustments(3) Adjustments(4) ProForma
                                  ------  -------------- -------------- --------
Operating Revenues
  Electric......................  $7,151      $ --            $--        $7,151
                                  ------      -----           ----       ------
    Total Operating Revenues....  $7,151      $ --            $--        $7,151
                                  ------      -----           ----       ------
Operating Expenses
  Fuel and Energy Interchange...  $1,888      $ 168           $--        $2,056
  Operation and Maintenance.....   2,286       (254)           --         2,032
  Depreciation and Amortization.     943        148              8        1,099
  Taxes Other Than Income Taxes.     700        (21)           --           679
                                  ------      -----           ----       ------
    Total Operating Expenses....  $5,817      $  41           $  8       $5,866
                                  ------      -----           ----       ------
  Operating Income..............  $1,334      $ (41)          $ (8)      $1,285
                                  ------      -----           ----       ------
Other Income and Deductions
  Interest Expense..............  $ (464)     $ --            $(63)      $ (527)
  Preferred and Preference Stock
   Dividends....................     (87)       --              74          (13)
  Other, net....................      49        --               4           53
                                  ------      -----           ----       ------
    Total Other Income and
     Deductions.................  $ (502)     $ --            $ 15       $ (487)
                                  ------      -----           ----       ------
Income Before Income Taxes and
 Extraordinary Item.............  $  832      $ (41)          $  7       $  798
Income Tax Expense..............     322        (41)           (26)         255
                                  ------      -----           ----       ------
Income Before Extraordinary
 Item...........................  $  510      $ --            $ 33       $  543
                                  ======      =====           ====       ======
Income Before Extraordinary Item
 per Share......................  $ 2.35
                                  ======
Income Before Extraordinary Item
 per Share--Diluted.............  $ 2.34
                                  ======
Average Basic Shares
 Outstanding....................   216.9
                                  ======
Average Diluted Shares
 Outstanding....................   217.7
                                  ======

           UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF INCOME
                        (Millions Except Per Share Data)

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                       PECO    UNICOM
                                     Prior to Prior to   Merger
                                      Merger   Merger   ProForma      Exelon
                                     ProForma ProForma Adjustments   ProForma
                                     -------- -------- -----------   --------
Operating Revenues
  Electric.........................   $4,811   $7,151     $ (64)(8)  $11,898
  Gas..............................      399      --        --           399
                                      ------   ------     -----      -------
    Total Operating Revenues.......   $5,210   $7,151     $ (64)     $12,297
                                      ------   ------     -----      -------
Operating Expenses
  Fuel and Energy Interchange......   $1,752   $2,056     $ (64)(8)  $ 3,744
  Operation and Maintenance........    1,253    2,032       --         3,285
  Depreciation and Amortization....      643    1,099      (203)(7)    1,539
  Goodwill Amortization............      --       --         61 (9)       61
  Taxes Other Than Income Taxes....      279      679       --           958
                                      ------   ------     -----      -------
    Total Operating Expenses.......   $3,927   $5,866     $(206)     $ 9,587
                                      ------   ------     -----      -------
Operating Income...................   $1,283   $1,285     $ 142      $ 2,710
                                      ------   ------     -----      -------
Other Income and Deductions
  Interest Expense.................   $ (439)  $ (527)    $ (36)(11) $(1,002)
  Preferred and Preference Stock
   Dividends.......................      --       (13)      (22)(10)     (35)
  Other, net.......................      (80)      53        11 (10)     (16)
                                      ------   ------     -----      -------
    Total Other Income and
     Deductions....................   $ (519)  $ (487)    $ (47)     $(1,053)
                                      ------   ------     -----      -------
Income Before Income Taxes and
 Extraordinary Item................   $  764   $  798     $  95      $ 1,657
Income Tax Expense.................      285      255        66          606
                                      ------   ------     -----      -------
Income Before Extraordinary Item...   $  479   $  543     $  29      $ 1,051
                                      ======   ======     =====      =======
Preferred Stock Dividends..........   $   11   $  --      $ (11)(10) $   --
                                      ======   ======     =====      =======
Income Before Extraordinary Item
 per Share.........................                                  $  3.35
                                                                     =======
Income Before Extraordinary Item
 per Share--Diluted................                                  $  3.34
                                                                     =======
Average Basic Shares Outstanding...                                    313.5 (6)
                                                                     =======
Average Diluted Shares Outstanding.                                    314.9
                                                                     =======

                   UNAUDITED PROFORMA CONDENSED BALANCE SHEET
                                 (In Millions)

                            AS OF SEPTEMBER 30, 1999

                                                                   PECO        PECO
                                                              Securitization Prior to
                                                      PECO As    ProForma     Merger
                       ASSETS                          Filed  Adjustments(1) ProForma
                       ------                         ------- -------------- --------
Utility Plant
  Plant.............................................. $ 7,623     $ --       $ 7,623
  Accumulated Provision for Depreciation.............   3,063       --         3,063
                                                      -------     -----      -------
                                                      $ 4,560     $ --       $ 4,560
  Nuclear Fuel, net..................................     286       --           286
                                                      -------     -----      -------
                                                      $ 4,846     $ --       $ 4,846
                                                      -------     -----      -------
Current Assets
  Cash and Temporary Cash Investments................ $   642     $(320)     $   322
  Accounts Receivable, net...........................     632       --           632
  Inventories, at average cost.......................     181       --           181
  Other Current Assets...............................      71       --            71
                                                      -------     -----      -------
                                                      $ 1,526     $(320)     $ 1,206
                                                      -------     -----      -------
Deferred Debits and Other Assets
  Regulatory Assets.................................. $ 6,056     $ --       $ 6,056
  Investments and Other Property, net................     605       --           605
  Other..............................................     131       --           131
                                                      -------     -----      -------
                                                      $ 6,792     $ --       $ 6,792
                                                      -------     -----      -------
      TOTAL.......................................... $13,164     $(320)     $12,844
                                                      =======     =====      =======
           CAPITALIZATION AND LIABILITIES
           ------------------------------
Capitalization
  Common Stock Equity................................ $ 1,873     $(198)     $ 1,675
  Preferred and Preference Stock.....................     194       --           194
  Company Obligated Mandatorily Redeemable Preferred
   Securities........................................     128       --           128
  Long-Term Debt.....................................   6,051       --         6,051
                                                      -------     -----      -------
                                                      $ 8,246     $(198)     $ 8,048
                                                      -------     -----      -------
Current Liabilities
  Notes Payable, Bank................................ $   122     $(122)     $   --
  Accounts Payable...................................     373       --           373
  Other Current Liabilities..........................     683       --           683
                                                      -------     -----      -------
                                                      $ 1,178     $(122)     $ 1,056
                                                      -------     -----      -------
Deferred Credits and Other Liabilities
  Deferred Income Taxes.............................. $ 2,383     $ --       $ 2,383
  Unamortized Investment Tax Credits.................     289       --           289
  Other..............................................   1,068       --         1,068
                                                      -------     -----      -------
                                                      $ 3,740     $ --       $ 3,740
                                                      -------     -----      -------
      TOTAL.......................................... $13,164     $(320)     $12,844
                                                      =======     =====      =======

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                   (Millions)

                            AS OF SEPTEMBER 30, 1999

                                                                   UNICOM      UNICOM
                                        UNICOM  UNICOM Fossil  Securitization Prior to
                                          As    Sale ProForma     ProForma     Merger
                ASSETS                   Filed  Adjustments(2) Adjustments(4) ProForma
                ------                  ------- -------------- -------------- --------
Utility Plant
  Plant...............................  $28,501    $(3,645)       $   --      $24,856
  Accumulated Provision for
   Depreciation.......................   15,750     (2,152)           --       13,598
                                        -------    -------        -------     -------
                                        $12,751    $(1,493)       $   --      $11,258
  Nuclear Fuel, net...................      864        --             --          864
                                        -------    -------        -------     -------
                                        $13,615    $(1,493)       $   --      $12,122
                                        -------    -------        -------     -------
Current Assets
  Cash and Temporary Cash Investments.  $   689    $ 4,632        $  (464)    $ 4,857
  Accounts Receivable, net............    2,072        --            (671)      1,401
  Inventories, at average cost........      374       (138)           --          236
  Other Current Assets................       68        --             --           68
                                        -------    -------        -------     -------
                                        $ 3,203    $ 4,494        $(1,135)    $ 6,562
                                        -------    -------        -------     -------
Deferred Debits and Other Assets
  Regulatory Assets...................  $ 4,474    $(2,756)       $   --      $ 1,718
  Investments and Other Property, net.    2,693        --             --        2,693
  Other...............................      113        (59)           --           54
                                        -------    -------        -------     -------
                                        $ 7,280    $(2,815)       $   --      $ 4,465
                                        -------    -------        -------     -------
      TOTAL...........................  $24,098    $   186        $(1,135)    $23,149
                                        =======    =======        =======     =======
    CAPITALIZATION AND LIABILITIES
    ------------------------------
Capitalization
  Common Stock Equity.................  $ 5,296    $   --         $  (995)    $ 4,301
  Preferred and Preference Stock......        2        --             --            2
  Company Obligated Mandatorily
   Redeemable Preferred Securities....      350        --             --          350
  Long-Term Debt......................    7,196        --            (140)      7,056
                                        -------    -------        -------     -------
                                        $12,844    $   --         $(1,135)    $11,709
                                        -------    -------        -------     -------
Current Liabilities
  Notes Payable, Bank.................  $   449    $   --         $   --      $   449
  Accounts Payable....................      499        --             --          499
  Other Current Liabilities...........    2,004      1,409            --        3,413
                                        -------    -------        -------     -------
                                        $ 2,952      1,409        $   --      $ 4,361
                                        -------    -------        -------     -------
Deferred Credits and Other Liabilities
  Deferred Income Taxes...............  $ 3,720    $(1,239)       $   --      $ 2,481
  Unamortized Investment Tax Credits..      535        (45)           --          490
  Nuclear Decommissioning Liab. For
   Retired Plants.....................    1,267        --             --        1,267
  Other...............................    2,780         61            --        2,841
                                        -------    -------        -------     -------
                                        $ 8,302    $(1,223)       $   --      $ 7,079
                                        -------    -------        -------     -------
      TOTAL...........................  $24,098    $   186        $(1,135)    $23,149
                                        =======    =======        =======     =======

              UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET
                                 (In Millions)

                            AS OF SEPTEMBER 30, 1999

                                              PECO    UNICOM
                                            Prior to Prior to   Merger         Exelon
                                             Merger   Merger   ProForma       ProForma
                  ASSETS                    ProForma ProForma Adjustments     Balance
                  ------                    -------- -------- -----------     --------
Utility Plant
  Plant.................................... $ 7,623  $24,856   $(13,598)(7)   $18,881
  Accumulated Provision for Depreciation...   3,063   13,598    (13,598)(7)     3,063
                                            -------  -------   --------       -------
                                            $ 4,560  $11,258   $    --        $15,818
  Nuclear Fuel, net........................     286      864        --          1,150
                                            -------  -------   --------       -------
                                            $ 4,846  $12,122   $    --        $16,968
                                            -------  -------   --------       -------
Current Assets
  Cash and Temporary Cash Investments...... $   322  $ 4,857   $   (300)(5)
                                                                 (1,000)(11)  $ 3,879
  Accounts Receivable, net.................     632    1,401        --          2,033
  Inventories, at average cost.............     181      236        --            417
  Other Current Assets.....................      71       68        --            139
                                            -------  -------   --------       -------
                                            $ 1,206  $ 6,562   $ (1,300)      $ 6,468
                                            -------  -------   --------       -------
Deferred Debits and Other Assets
  Regulatory Assets........................ $ 6,056  $ 1,718   $    --        $ 7,774
  Goodwill.................................     --       --       2,432 (7)     2,432
  Investments and Other Property, net......     605    2,693        --          3,298
  Other....................................     131       54        --            185
                                            -------  -------   --------       -------
                                            $ 6,792  $ 4,465   $  2,432       $13,689
                                            -------  -------   --------       -------
      TOTAL................................ $12,844  $23,149   $  1,132       $37,125
                                            =======  =======   ========       =======
      CAPITALIZATION AND LIABILITIES
      ------------------------------
Capitalization
  Common Stock Equity...................... $ 1,675  $ 4,301   $   (500)(5)
                                                                   (500)(11)
                                                                 (1,000)(11)
                                                                  2,432 (7)   $ 6,408
  Preferred and Preference Stock...........     194        2        --            196
  Company Obligated Mandatorily Redeemable
   Preferred Securities....................     128      350        --            478
  Long-Term Debt...........................   6,051    7,056        500 (11)   13,607
                                            -------  -------   --------       -------
                                            $ 8,048  $11,709   $    932       $20,689
                                            -------  -------   --------       -------
Current Liabilities
  Notes Payable, Bank...................... $   --   $   449   $    200 (5)   $   649
  Accounts Payable.........................     373      499        --            872
  Other Current Liabilities................     683    3,413        --          4,096
                                            -------  -------   --------       -------
                                            $ 1,056  $ 4,361   $    200       $ 5,617
                                            -------  -------   --------       -------
Deferred Credits and Other Liabilities
  Deferred Income Taxes.................... $ 2,383  $ 2,481   $    --        $ 4,864
  Unamortized Investment Tax Credits.......     289      490        --            779
  Nuclear Decommissioning Liab. For Retired
   Plants..................................     --     1,267        --          1,267
  Other....................................   1,068    2,841        --          3,909
                                            -------  -------   --------       -------
                                            $ 3,740  $ 7,079   $    --        $10,819
                                            -------  -------   --------       -------
      TOTAL................................ $12,844  $23,149   $  1,132       $37,125
                                            =======  =======   ========       =======

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   1. Represents the use of the remaining proceeds from the securitization of stranded costs as follows: (a) repurchased approximately 5.3 million shares of PECO common stock at a cost of $198 million in October and November 1999 and
(b) repaid $122 million of short-term debt in October and December 1999.

   The effects of the use of proceeds on the pro forma combined condensed statements of income were as follows:

                                                        Nine Months Ended     Year Ended
                                                        September 30, 1999 December 31, 1998
                                                        ------------------ -----------------
                                                                   (in millions)
      Transition Bond Interest Expense................         $180              $ 240
      Interest Savings Associated with Higher Cost
       Debt that was Repurchased......................          (92)              (132)
      Transition Bond Interest Expense Included in
       Historical Interest Expense....................         (130)               --
      Interest Savings Included in Historical Interest
       Expense........................................           59                --
                                                               ----              -----
                                                               $ 17              $ 108
                                                               ====              =====
      PECO Obligated Mandatorily Redeemable Preferred
       Securities ($221 million @ 9%).................         $(15)             $ (20)
      Interest Savings Included in Historical
       Financial Statements...........................            3                --
                                                               ----              -----
                                                               $(12)             $ (20)
                                                               ====              =====
      Preferred Stock Dividends ($37 million @ 6.12%).         $ (2)             $  (2)
                                                               ====              =====

   2. Reflects the accounting impacts related to the December 1999 sale of the fossil generating plants. The sale is expected to result in an after-tax gain of approximately $1.6 billion, after settling commitments associated with certain coal contracts ($350 million), recognition of employee severance costs ($112 million) and funding certain environmental initiatives as required by Illinois law upon the closing of the sale ($250 million).

   The employee related costs reflect employee severance costs associated with selling the fossil generating plants. Such costs include certain pension and post-retirement welfare benefits, transition allowances and retention payments offered to employees whose positions were eliminated as of the date of the asset sale in December 1999.

   The gain on the sale was utilized to recover certain regulatory assets and, as a result, the sale is not expected to have a significant impact on Unicom net income in 1999. Both the amortization of regulatory assets and the gain on the fossil sale are reflected on the depreciation and amortization line of the pro forma income statement.

   3. Reflects the continuing impact of the sale of ComEd's fossil generating plants:

  . Fuel and Energy Interchange: Reflects the elimination of fossil fuel expense and the replacement impact of purchasing power under the power purchase agreements entered into with the purchaser of the fossil assets at the time of the fossil sale, as provided below:

                                            Nine Months Ended     Year Ended
                                            September 30, 1999 December 31, 1998
                                            ------------------ -----------------
                                                       (in millions)
      Fossil Fuel Expense..................       $(509)             $(768)
      Energy Interchange Expense...........         767                936
                                                  -----              -----
      Total................................       $ 258              $ 168
                                                  =====              =====

  . Operation and Maintenance: Reflects the elimination of the fossil generating plants operation and maintenance expenses.

    Notes to Unaudited Pro Forma Combined Condensed Financial Statements--
                                  (Continued)


  . Depreciation and Amortization: For the year ended December 31, 1998, depreciation and amortization expense includes the following amounts (in millions):

      Fossil Sale Transaction:
        Amortization of Regulation Assets.............................. $ 2,756
        Amortization of Regulatory Liabilities.........................  (2,713)
      Continuing Impacts:
        Elimination of Fossil Plant Depreciation.......................     (91)
        Additional Amortization of Regulatory Assets...................     196
                                                                        -------
          Total........................................................ $   148
                                                                        =======

   Amortization of regulatory liabilities represents the application of the gain on the sale of the fossil plants to recover regulatory assets. The total pre-tax gain on the fossil sale used to recover regulatory assets is $2,756 million, which includes $43 million of Investment Tax Credit
   (ITC) amortization related to fossil plant. The amortization of ITC's is reflected in income taxes. The Unicom Fossil Sale Pro forma adjustments include increased regulatory asset amortization because those adjustments on a prior-to-merger, pro forma basis would result in ComEd's earnings exceeding the earnings cap provision of the Illinois Public Utilities Act.

   For the nine-month period ended September 30, 1999, depreciation and amortization expense includes the following (in millions):

      Continuing Impacts:
        Elimination of Fossil Plant Depreciation......................... $(57)

  . Taxes Other Than Income Taxes: Reflects the elimination of real estate and payroll taxes related to the ownership of the fossil plants.

   The pro forma adjustments do not reflect the income effects of the reinvestment of cash proceeds received from the fossil sale.

   4. Reflects Unicom's expected obligation to purchase, at prevailing market prices, approximately 26.3 million shares of Unicom common stock that are subject to certain forward purchase contracts and are expected to settle no later than February 2000. Also reflects the use of securitization proceeds to retire $140 million of long-term debt in October 1999. In addition, reflects adjustments to net interest expense and preferred and preference stock dividends related to the use of securitization proceeds. The Unicom Securitization Pro Forma adjustments include increased regulatory asset amortization because those adjustments on a prior-to-merger, pro forma basis would result in ComEd's earnings exceeding the earnings cap provision of the Illinois Public Utilities Act.

   5. Reflects the payment of the cash portion of the merger consideration to Unicom common shareholders. PECO's pro forma cash balance as of September 30, 1999 was insufficient to fully fund this cash payment. Accordingly, for pro forma purposes, it was assumed that PECO would borrow $200 million from its available revolving credit facility and that this borrowing would be repaid immediately following the merger. The amount of actual borrowing, if any, at the time of consummation of the merger will depend on PECO's actual cash available at that time.

   6. Reflects issuance of Exelon shares in exchange for PECO and Unicom common stock net of shares which were repurchased by PECO and Unicom as follows:

    Notes to Unaudited Pro Forma Combined Condensed Financial Statements--
                                  (Continued)


                                                                       Exelon
                                                     PECO    Unicom   Pro Forma
                                                    -------  -------  ---------
                                                        (Shares in 000's)
      Actual shares outstanding at September 30,
       1999.......................................  186,617  217,433       --
      Shares repurchased--Notes (1), (4) and (11).  (17,717) (52,183)      --
                                                    -------  -------
      Remaining shares to be exchanged............  168,900  165,250       --
      Exchange factor.............................      1.0     .875
                                                    -------  -------
      Remaining shares to be exchanged............  168,900  144,600   313,500
                                                    =======  =======   =======

   7. A pro forma adjustment has been made to recognize estimated goodwill in connection with the merger. The goodwill represents the excess of the purchase consideration of $5.7 billion, including PECO's estimated transaction costs resulting from the merger, over the book value of Unicom's assets and liabilities at September 30, 1999. The adjustment reflects the merger consideration including approximately 144.6 million shares of Exelon Common Stock at a price of $35.96 based on the average closing price of PECO Common Stock between January 4 and 11, 2000, (the most current data available as of the date of this 8-K filing). PECO's transaction costs of approximately $32.5 million represent the estimated costs to be incurred for the merger that meet the requirements for inclusion in the purchase price. Actual goodwill recorded upon consummation will consider the fair value of Unicom's assets and liabilities at that future date, including the fair value determination of nuclear generating stations, and may differ significantly from the amount recorded in these pro forma financial statements. The pro forma adjustment also relates to the elimination of accumulated depreciation reflected on Unicom's books in accordance with purchase accounting as prescribed by GAAP. As a result of the increased merger pro forma common stock equity balance, the merger pro forma adjustments include a reversal of the increased regulatory asset amortization related to the Unicom Pro Forma Adjustments discussed in Notes 3 and 4.

   8. Reflects the elimination of purchased power and off-system sales transactions between PECO and Unicom.

   9. Reflects amortization of goodwill over a 40-year period.

   10. Reflects the reclassification of PECO preferred stock dividends and interest on PECO obligated mandatorily redeemable preferred securities for consistent presentation.

   11. Reflects the repurchase of approximately $1.0 billion of Unicom's outstanding common shares and approximately $500 million of PECO's outstanding common shares prior to closing. PECO's pro forma cash balance as of September 30, 1999 was insufficient to fully fund its repurchase. Accordingly, for pro forma purposes, it was assumed that PECO would borrow $500 million of long term debt at an interest rate of approximately 7.25% in order to fund this transaction. The amount of the borrowing, if any, at the time of consummation of the merger will depend on PECO's actual cash available at that time.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                          Unicom Corporation (Registrant)

                                                     Ruth Ann M. Gillis
                                          By: _________________________________
                                                     Ruth Ann M. Gillis
                                                   Senior Vice President

Date: January 7, 2000

                                          Commonwealth Edison Company
                                           (Registrant)

                                                     Ruth Ann M. Gillis
                                          By: _________________________________
                                                     Ruth Ann M. Gillis
                                                   Senior Vice President

Date: January 7, 2000

                                 EXHIBIT INDEX

 Exhibit
 Number                           Description of Exhibit
 -------                          ----------------------
 1.       None

 2.1 Amended and Restated Agreement and Plan of Exchange and Merger, dated as of January 7, 2000, among Unicom, PECO and Newco.

 4.       None

 16.      None

 17.      None

 20.      None

 23.      None

 24.      None

 27.      None

 99.      None